Exhibit 4.1

AMENDMENT

TO SALE AND SERVICING AGREEMENTS

This AMENDMENT TO SALE AND SERVICING AGREEMENTS, dated as of April 1, 2021 (this “Amendment”), is entered into by and between NISSAN AUTO RECEIVABLES COMPANY II LLC (successor by conversion to NISSAN AUTO RECEIVABLES CORPORATION II), a Delaware limited liability company (the “Seller”), and NISSAN MOTOR ACCEPTANCE COMPANY LLC (successor by conversion to Nissan Motor Acceptance Corporation), a Delaware limited liability company (“NMAC”), as Servicer (in such capacity, the “Servicer,” and together with the Seller, the “Parties”).

RECITALS:

WHEREAS, separate and discrete Delaware statutory trust issuers (each, an “Issuer,” collectively, the “Issuers”), certain indenture trustees (each as identified on Schedule A to this Amendment, an “Indenture Trustee”), the Seller, the Servicer and NMAC, in its individual capacity, have entered into the Sale and Servicing Agreements listed on Schedule A to this Amendment (collectively the “Sale and Servicing Agreements”);

WHEREAS, the Parties desire to amend Section 6.01 of each of the Sale and Servicing Agreements; and

WHEREAS, the Parties desire to implement such amendments as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below pursuant to Section 10.01(a) of each of the Sale and Servicing Agreements.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the Parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the applicable Sale and Servicing Agreement.

ARTICLE II

AMENDMENTS

Section 2.1 Amendments to Sale and Servicing Agreements. As of the Effective Date, each of the Sale and Servicing Agreements is amended as follows:

(a) Section 6.01(a) of each Sale and Servicing Agreement is deleted in its entirety and replaced with the following:

“(a) Organization and Good Standing. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.”

(b) Section 6.01(b) of each Sale and Servicing Agreement is amended by replacing the word “corporation” with the word “entity” therein.

(c) Section 6.01(c) of each Sale and Servicing Agreement is amended by deleting the word “corporate” in all instances therein.

(d) Section 6.01(e) of each Sale and Servicing Agreement is amended by replacing the phrase “certificate of incorporation or by-laws” with the phrase “governing documents” therein.

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon satisfaction of the following conditions this Amendment shall become effective immediately (such date, the “Effective Date”) without further action by any Party:

(a) receipt by the Servicer of an executed counterpart of this Amendment from each Party hereto; and

(b) satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 10.01(a)(ii) of each Sale and Servicing Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Sale and Servicing Agreements Unaffected. Except as modified herein, the Parties acknowledge that the provisions of each of the Sale and Servicing Agreements remain in full force and effect and are hereby ratified and confirmed by the Parties hereto. After the Effective Date all references in the applicable Basic Documents to a Sale and Servicing Agreement shall mean such Sale and Servicing Agreement as modified hereby.

Section 4.2 Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the Parties hereunder shall be determined in accordance with such laws.

Section 4.3 Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN AUTO RECEIVABLES
COMPANY II LLC, as Seller

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN MOTOR ACCEPTANCE
COMPANY LLC, as Servicer

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

SCHEDULE A

1.

Sale and Servicing Agreement, dated as of March 28, 2017, among Nissan Auto Receivables 2017-A Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

2.

Sale and Servicing Agreement, dated as of August 23, 2017, among Nissan Auto Receivables 2017-B Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

3.

Sale and Servicing Agreement, dated as of December 13, 2017, among Nissan Auto Receivables 2017-C Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

4.

Sale and Servicing Agreement, dated as of February 28, 2018, among Nissan Auto Receivables 2018-A Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

5.

Sale and Servicing Agreement, dated as of July 25, 2018, among Nissan Auto Receivables 2018-B Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

6.

Sale and Servicing Agreement, dated as of December 12, 2018, among Nissan Auto Receivables 2018-C Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

7.

Sale and Servicing Agreement, dated as of February 13, 2019, among Nissan Auto Receivables 2019-A Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor

Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.

8.

Sale and Servicing Agreement, dated as of May 28, 2019, among Nissan Auto Receivables 2019-B Owner Trust, as issuer, Nissan Auto Receivables Company II LLC (as successor by conversion to Nissan Auto Receivables Corporation II), as seller, Nissan Motor Acceptance Company LLC (as successor by conversion to Nissan Motor Acceptance Corporation), as servicer, and U.S. Bank National Association, as indenture trustee.